UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2014

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

20415 Nordhoff Street, Chatsworth, CA 91311

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See the description of the Resignation Agreement, dated as of December 12, 2014, by and between MRV Communications, Inc. (“MRV”) and David Stehlin, in Item 5.02(b) below, and the description of the Amended and Restated Employment Agreement, dated as of December 12, 2014, by and between MRV and Mark J. Bonney, in Item 5.02(e) below.

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On December 12, 2014, in connection with the appointment of Mark J. Bonney as the President and Chief Executive Officer (the “CEO”) of MRV (as described below), David Stehlin resigned as MRV’s Chief Executive Officer and also resigned from MRV’s Board of Directors.

In connection with Mr. Stehlin’s resignation, MRV entered into a Resignation Agreement (the “Resignation Agreement”) with Mr. Stehlin on December 12, 2014.

Pursuant to the Resignation Agreement, MRV will pay Mr. Stehlin an amount equal to any unpaid base salary, plus 60 days’ base salary on the first regularly scheduled pay date following December 12, 2014 (the “Resignation Date”).  MRV will continue to pay Mr. Stehlin’s salary for a period of six months following the Resignation Date and will pay Mr. Stehlin a bonus payment of $50,000.  In addition, MRV will pay Mr. Stehlin’s COBRA premiums for a period equal to the lesser of (i) 12 months beginning on the first day of the month following the Resignation Date, or (ii) Mr. Stehlin becoming eligible for comparable benefits under a group health plan of another employer.

Under the Resignation Agreement, Mr. Stehlin agreed that all unvested stock options and restricted stock units which were granted to him by MRV were forfeited, other than the grants of stock options and restricted stock units granted to Mr. Stehlin in April 2014, which accelerated in accordance with the terms of the grant.  Mr. Stehlin remains subject to his confidentiality, non-solicitation and non-competition obligations contained in his employment agreement.

A copy of the Resignation Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Resignation Agreement.

(c)                                  On December 12, 2014, MRV appointed Mark J. Bonney, 60, as its President and Chief Executive Officer, effective December 15, 2014.

Mr. Bonney has successfully managed turnarounds in several technology companies in the US and abroad over the past 30 years. He has been a member of the MRV Board of Directors since April 2013 and served as Executive Vice President and CFO from August 2014 until December 2014. From January 2013 through August 2014, Mr. Bonney served as the President and CEO of On Board Advisors, LLC, a strategic and financial advisory firm. From March 2010 to December 2012, Mr. Bonney was EVP and CFO of Direct Brands, Inc. From 2002 to 2008, he was a Director, and from 2005 to 2008, he was EVP and CFO of American Bank Note Holographics, Inc.  Prior to 2002, he was President, COO and Director at Axsys Technologies, Inc., a Nasdaq-listed leading manufacturer of highly sophisticated optical components and subsystems and CFO and VP of operations at Zygo Corporation, a Nasdaq-listed manufacturer of metrology measurement and control systems and optical components.

Mr. Bonney is currently a director of two additional Nasdaq listed companies: Sigma Designs, Inc., where he has served since August 2012, and Zix Corporation, where he has served since January 2013. Mr. Bonney holds a BS in Business Administration and Economics from Central Connecticut State University and an MBA in Finance from the University of Hartford.

There are no arrangements or understandings between Mr. Bonney and any other persons pursuant to which he was selected as President and Chief Executive Officer. There are also no family relationships between Mr. Bonney and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On December 12, 2014, MRV also promoted Stephen Krulik, 42, who has served as Vice President of Finance since May 5, 2014, to Chief Financial Officer and Chief Accounting Officer.

Mr. Krulik joined MRV as the Vice President, Finance in May 2014.  Previously, from 2007, Mr. Krulik served as VP of Worldwide FP&A at Technicolor Creative Services, a role that included responsibility for planning several restructuring programs, Internal Control compliance and financial responsibility for a number of Technicolor’s businesses including Digital Cinema, Post Production & Sound, Film & Distribution, and Digital Productions. Prior to Technicolor, Mr. Krulik served in several financial leadership roles.  Mr. Krulik is  a Certified Public Accountant. He received his BA in Mathematics from the University of California, Berkeley, and his MBA from the University of California, Los Angeles, Anderson School of Business, Executive Program.

There are no arrangements or understandings between Mr. Krulik and any other persons pursuant to which he was selected as Chief Financial Officer and Chief Accounting Officer. There are also no family relationships between Mr. Krulik and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e)                                  In connection with Mr. Bonney’s appointment as President and CEO, MRV entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with Mr. Bonney on December 12, 2014.

The Employment Agreement sets forth Mr. Bonney’s duties and responsibilities as CEO, the terms of his compensation, the effect of a potential future termination event, and other customary provisions regarding release of claims and covenants related to confidentiality, non-solicitation, non-competition, non-disparagement and claw back requirements. Under the Employment Agreement, Mr. Bonney will receive a base salary at an initial annual rate of $360,500 and an annual target bonus opportunity equal to 80% of his annual base salary.

If Mr. Bonney is terminated by the Company without “cause” or by him for “good reason” (as those terms are defined in the Employment Agreement), he will receive up to 12 months’ payment of COBRA premiums and severance consisting of salary continuation of twelve months’ base salary, unless the termination occurs after a change in control, in which case the severance will be a lump sum payment equal to 12 months’ base salary and accelerated vesting of unvested Company equity awards assumed as part of the change in control.

A copy of the Employment Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is hereby incorporated by reference.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Employment Agreement.

In connection with Mr. Krulik’s promotion to CFO, the Company entered into a letter agreement (the “Letter Agreement”) with Mr. Krulik dated December 12, 2014.

The Letter Agreement does not provide for employment for a specified term and Mr. Krulik’s employment will be on an at-will basis.  Under the Employment Agreement, Mr. Krulik will receive a base salary at an initial annual rate of $215,000 and, beginning in 2015, an annual target bonus opportunity equal to 35% of his annual base salary.

Item 7.01 Regulation FD Disclosure

On December 15, 2014, MRV issued a press release announcing the management changes described above. This press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1	Resignation Agreement, dated as of December 15, 2014, by and between MRV Communications, Inc. and David Stehlin.

Exhibit 10.2	Amended and Restated Employment Agreement, dated as of December 15, 2014, by and between MRV Communications, Inc. and Mark J. Bonney.

Exhibit 99.1	Press Release issued December 15, 2014 announcing appointment of Mark J. Bonney as President and Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 15, 2014

MRV COMMUNICATIONS, INC.

	By:	/s/ Stephen Krulik
Stephen Krulik
Chief Financial Officer